IQST - IQSTEL Confirms $500,000 Shareholder Dividend to Be Paid on December 30th in Free-Trading IQST Common Shares as Part of Its Long-Term Shareholder Value Strategy

Transfer Agent to Match DTC Positions With Broker Records to Ensure Accurate and Timely Distribution of Dividend Shares

New York, NY — December 3rd, 205— IQSTEL today confirmed its plan to distribute a $500,000 dividend on December 30th, 2025, payable in free-trading IQST common shares. This dividend is a key milestone as the company enters a new phase of long-term value creation and advances its broader strategy to evolve into a $1 billion revenue corporation.

This dividend distribution stems from the strategic agreement executed with Cycurion CYCU, which strengthened the long-term cooperation and development roadmap shared by both companies.

The news about the original agreement can be reviewed here:

https://finance.yahoo.com/news/iqst-iqstel-cycurion-cycu-execute-123000434.htmlç

Dividend Structure and Calculation

The $500,000 dividend will be calculated using the August 29, 2025 closing price of $6.62, resulting in:

• Total dividend shares: 75,529 free-trading IQST common shares

• Record Date: December 15th, 2025

• Payment / Distribution Date: December 30th, 2025

• Distributed by IQSTEL Transfer Agent: V-Stock Transfer

Only shareholders holding IQST common shares on the Record Date of December 15th, 2025 will be eligible to receive this dividend.

With 4,374,822 shares outstanding, the resulting distribution ratio is 0.0173.

Shareholders can determine their allocation by multiplying their share count by 0.0173.

All allocations will be rounded down, and no cash in lieu will be issued.

Operational Note for Shareholders

To ensure a smooth and accurate distribution, IQSTEL has instructed its transfer agent to match DTC positions with broker-reported share balances.

CEO Comment

IQSTEL CEO Leandro Iglesias stated:

“We are proud of who we are as a company and what we have achieved together. IQSTEL has fulfilled every promise we made to our shareholders—not only delivering strong operating results, but also tangible, measurable shareholder value. Now, as we enter a new stage with a clear path toward becoming a $1 billion revenue corporation, our commitment to our shareholders is stronger than ever. Beginning this year, IQSTEL intends to issue dividends annually, tied directly to our performance and growth. This $500,000 dividend is a testament to our vision, our execution, and our unwavering dedication to rewarding those who believe in our mission.”

About IQSTEL Inc.

IQSTEL Inc. (NASDAQ: IQST) is a Global Connectivity, AI, and Digital Corporation providing advanced solutions across Telecom, High-Tech Telecom Services, Fintech, AI-Powered Telecom Platforms, and Cybersecurity. With operations in 21 countries and a team of 100 employees, IQSTEL serves a broad global customer base with high-value, high-margin services. Backed by a strong and scalable business platform, the company is forecasting $340 million in revenue for FY-2025, reinforcing its trajectory toward becoming a $1 billion tech-driven enterprise by 2027.

Safe Harbor Statement: Statements in this news release may be "forward-looking statements". Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions, or any other information relating to our future activities or other future events or conditions. Words such as "anticipate," "believe," "estimate," "expect," "intend", "could" and similar expressions, as they relate to the company or its management, identify forward-looking statements. These statements are based on current expectations, estimates, and projections about our business based partly on assumptions made by management. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully market our products and services; our continued ability to pay operating costs and ability to meet demand for our products and services; the amount and nature of competition from other telecom products and services; the effects of changes in the cybersecurity and telecom markets; our ability to successfully develop new products and services; our ability to complete complementary acquisitions and dispositions that benefit our company; our success establishing and maintaining collaborative, strategic alliance agreements with our industry partners; our ability to comply with applicable regulations; our ability to secure capital when needed; and the other risks and uncertainties described in our prior filings with the Securities and Exchange Commission.

These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may and are likely to differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release, and IQSTEL Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release.

For more information, please visit www.IQSTEL.com.

Official Investors Landing Page: www.landingpage.iqstel.com

Investor Relations Contact:

IQSTEL Inc.

300 Aragon Avenue, Suite 375, Coral Gables, FL 33134

Email: investors@IQSTEL.com